UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported)  May 23, 2007

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 23, 2007, Vion Pharmaceuticals, Inc. ("Vion") issued a press release announcing it would suspend enrollment and further patient treatment in its Phase III clinical study of Cloretazine® (VNP40101M) for patients with relapsed acute myelogenous leukemia pending a detailed review of all the data from the clinical study. This decision was based on the recommendation of the trial's independent Data Safety Monitoring Board after a planned interim analysis. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Following the announcement Vion hosted a conference call to discuss its decision. A copy of the transcript of that teleconference is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. Subsequent to the conference call, during a teleconference with the FDA initiated by Vion regarding the suspension of the Phase III trial, the FDA informed Vion that the trial would be placed on hold. As planned, Vion will not resume the study without prior discussions with the FDA and, as appropriate, other regulatory authorities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release dated May 23, 2007*
Exhibit 99.2	Conference call transcript dated May 23, 2007

* Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.

By:	/s/ Howard B. Johnson
	Name:	Howard B. Johnson
	Title:	President and Chief Financial Officer

Date: May 25, 2007

EXHIBIT INDEX

99.1	Press release dated May 23, 2007
99.2	Conference call transcript dated May 23, 2007

* Filed previously.